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                                                                     Exhibit 9b



                                                             September 28, 1994



Mr. David King
President
John Hancock Fund Services
P.O. Box 9114
Boston, MA  02199-9114


Subject: John Hancock World Fund
         John Hancock Global Retail Fund


Dear Mr. King:

Pursuant to Article 8.01 of the Transfer Agency and Service Agreement dated January 1, 1991, between John Hancock World Fund (the "Trust") and John Hancock Fund Services, Inc. the Trust hereby notifies you that it desires to have you render services as transfer agent to the John Hancock Global Retail Fund, a new series of the Trust, and that such series of shares become a Fund under the Agreement, at a fee equal to that of other series of the Trust.

If John Hancock Fund Services agrees to provide such services, please sign below and return a signed copy to me.


John Hancock Fund Services, Inc.            John Hancock World Fund


By: /s/David A. King                        By: /s/Thomas H. Drohan
    ----------------                            -------------------
                                                Thomas H. Drohan
                                                Senior Vice President &
                                                Corporate Secretary


Attest: /s/Avery P. Maher                   Attest: /s/Carmen M. Pelissier
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